                                                                      Exhibit 99


     Average shares outstanding for 1993 and as adjusted as shown in the unaudited adjusted financial statements have been calculated as follows:

          Average Shares Outstanding for 1993 (000's)
          Balance January 1, 1993                      26,764
          January 2, 1993     2,000 shares redeemed    (1,994)
          January 27, 1993    9,000 shares issued       8,334
          February 17, 1993   1,350 shares issued       1,176
          June 29, 1993           8 shares issued           4
          December 27, 1993   9,000 shares issued         123
                                                       ------
                                                       34,407
                                                       ======
          As Adjusted Average Shares (000's)

          Balance December 31, 1993                    44,121.5
          January 19, 1994 Over-allotment option          601.5
          New shares to be issued                      11,000
                                                       ------
                                                       55,723
                                                       ======